UNTIED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registration  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SUN-TIMES MEDIA GROUP, INC.

(Name of Registrant as Specified In Its Charter)

Davidson Kempner (as defined in the Definitive Proxy Statement)

and the Nominees (as defined in the Definitive Proxy Statement)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On December 5, 2008, Davidson Kempner Capital Management LLC and certain of its affiliated entities and persons (“Davidson Kempner”) filed with the Securities and Exchange Commission a Supplement to Consent Statement on Schedule 14A (the “Supplement”) in connection with the solicitation of consents by Davidson Kempner from holders of shares of Class A Common Stock, par value $0.01 per share, of Sun-Times Media Group Inc. (“Sun-Times”). The definitive consent card filed herewith has been revised to reflect certain revisions to the Election Proposal, as set forth in the Supplement. The consent card filed herewith will be furnished to Sun-Times shareholders on or about December 8, 2008.

***

Exhibits
Exhibit 1	—	Definitive Consent Card